AGREEMENT
                             OF LIMITED PARTNERSHIP

THIS AGREEMENT of limited partnership ("Agreement") is dated as of November 12, 1999 among Alliance Venture Management, LLC, a California limited liability company ("General Partner"), Alliance Semiconductor Corporation, a Delaware corporation ("Alliance") and the limited partners ("Limited Partners") listed in
Schedule I attached hereto (General Partner and the Limited Partners being herein collectively called the "Partners"). Capitalized terms not otherwise defined shall have the meanings ascribed to such terms in Section 2.1.

THE PARTIES AGREE AS FOLLOWS:

1.    GENERAL PROVISIONS

1.1   FORMATION
      The Partners hereby agree to form a limited partnership ("Partnership") pursuant to and in accordance with the California Revised Uniform Limited Partnership Act ("California Partnership Act").

1.2   NAME
      The name of the Partnership will be "Alliance Ventures II, L.P." or such other name or names as the General Partner may from time to time designate.

1.3   PURPOSE
      The Partnership is organized for the object and purpose of making venture capital investments in private companies, managing and supervising such investments and engaging in such activities incidental or ancillary thereto as the General Partner deems necessary or advisable, provided, however, that the Partnership shall not engage in any activity that for United States income tax purposes would constitute a United States trade or business.

1.4   PLACE OF BUSINESS
      The Partnership will maintain an office and principal place of business in Santa Clara, California or at such other place or places as the General Partner may from time to time designate.


2.    DEFINITIONS; DETERMINATIONS; CAPITAL CONTRIBUTIONS;
      CAPITAL ACCOUNTS

2.1   DEFINITIONS
      For purposes of this Agreement the following capitalized terms shall have the meanings set forth below:

      2.1.1ADDITIONAL LIMITED PARTNERS has the meaning set forth in Section 6.5.

      2.1.2ALLIANCE  FUND  means any of  Alliance  Ventures  I,  L.P.,  Alliance
           Ventures II, L.P. and each private venture capital equity fund hereafter sponsored by the General Partner, and the ALLIANCE FUNDS means all of such funds, collectively.

      2.1.3APPLICABLE LAW means ERISA or any federal or state law applicable to public pension plans or any regulation, case law or administrative ruling relating thereto.

      2.1.4BASIS of any security means the basis of such security as determined in accordance with the Code less the amount of any write-down pursuant to Section 2.1.39.3 of the definition of Realized Investment Loss (as the case may be) and as further adjusted to reflect the effects of any transaction described in Section 2.2.1.

      2.1.5CALIFORNIA PARTNERSHIP ACT has the meaning set forth in Section 1.1.

      2.1.6CAPITAL ACCOUNT has the meaning set forth in Section 2.4.

      2.1.7CAPITAL CALL NOTICE has the meaning set forth in Section 2.3.1.

      2.1.8CAPITAL CONTRIBUTION of any Partner means the amount received by the Partnership from such Partner pursuant to its Commitment.

      2.1.9CARRIED INTEREST means the General Partner's 15% interest in the Partnership's Net Profits from Portfolio Investments and Net Loss from Portfolio Investments allocated to the General Partner pursuant to Sections 2.4.3.2 and 2.4.4.2.

      2.1.10 CODE means the Internal Revenue Code of 1986, as in effect on the date hereof and, at the discretion of the General Partner, including any such amendment thereto which does not change the economic terms hereof.

      2.1.11 COMMITMENT with respect to each Partner means the aggregate amount of cash agreed to be contributed as capital to the Partnership by such Partner as specified in Schedule I attached hereto as the same may be modified from time to time under the terms of this Agreement.

      2.1.12 CURRENT  INCOME means all interest and dividend  income  (including
           original  issue   discount  and  payment  of  in-kind   income)  from
           investments (other than Short-Term Investments).

      2.1.13    DEFAULTING  PARTNER  has the  meaning  set forth in  Section
           6.10.

      2.1.14    EFFECTIVE DATE means November 12, 1999.

      2.1.15 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.1.16    EXCESS  LOSSES  has the  meaning  given such term in Section
           2.4.5.

      2.1.17 FAIR VALUE CAPITAL ACCOUNTS means the Partners' Capital Accounts computed in accordance with Section 2.3, but treating each security owned by the Partnership as if, on the date as of which such computation is being made, such security had been sold at its "value" (determined in accordance with Section 9) and any resulting gain or loss had been allocated to the Partners' Capital Accounts in accordance with Section 2.4.

      2.1.18    INDEMNIFYING  PARTNER  has the  meaning set forth in Section
           6.7.

      2.1.19 LIMITED PARTNERS means the Persons listed in Schedule I hereto in their capacity as limited partners of the Partnership (including each Person admitted to the Partnership in accordance with Section 6.5)
           and each Additional Limited Partner who is admitted to the Partnership as a substitute limited partner pursuant to Section 6.2, so long as each such Person continues to be a limited partner of the Partnership hereunder.

      2.1.20 MANAGEMENT AGENT means Alliance Venture Management, LLC or any other party (which may be the General Partner or a partner or affiliate thereof) selected by the General Partner to act as agent of the Partnership with respect to managing the affairs of the Partnership.

      2.1.21    MANAGEMENT FEE has the meaning set forth in Section 4.2.

      2.1.22 NMS means the National Association of Securities Dealers Automated Quotation System, National Market System.

      2.1.23 NET LOSS FROM PORTFOLIO INVESTMENTS for any period means the excess of (x) the sum of all the Partnership's Realized Investment Loss and Partnership Expenses Allocable to Portfolio Investments for such period over (y) the sum of all of the Partnership's Current Income plus Realized Investment Gain for such period.

      2.1.24 NET PROFITS FROM PORTFOLIO INVESTMENTS for any period means the excess of (x) the sum of all of the Partnership's Current Income plus Realized Investment Gain for such period over (y) the sum of all the Partnership's Realized Investment Loss and Partnership Expenses Allocable to Portfolio Investments for such period.

      2.1.25 OPINION OF LIMITED PARTNER'S COUNSEL means a written opinion of any counsel selected by a Limited Partner which counsel and opinion shall be reasonably acceptable in form and substance to the General Partner in its sole discretion.

      2.1.26 OPINION OF THE PARTNERSHIP'S COUNSEL means an opinion of counsel selected by the General Partner and reasonably acceptable (by reason of experience in the area of law involved) to the Limited Partner affected by such opinion or, if more than one Limited Partner is affected by such opinion, Limited Partner(s) holding one-third of the Limited Partner Interests so affected.

      2.1.27 ORGANIZATIONAL EXPENSES means the reasonable expenses (including, without limitation, travel, printing, legal and accounting fees and expenses) incurred in connection with the organization and funding of the Partnership and the General Partner.

      2.1.28 PARTNER  INTEREST means a Partner's total ownership and interest in
           the  Partnership   based  upon  such  Partner's   aggregate   Capital
           Contributions relative to the Capital Contributions of all Partners.

      2.1.29 PARTNERSHIP EXPENSES means Partnership Expenses Allocable to Portfolio Investments and Partnership Expenses Not Allocable to Portfolio Investments.

2.1.30 PARTNERSHIP EXPENSES ALLOCABLE TO PORTFOLIO INVESTMENTS means all costs and expenses directly relating to any Portfolio Investment (to the extent not borne or reimbursed by a Portfolio Company) , including, but not limited to:

           2.1.30.1 all costs and expenses attributable to acquiring, holding, monitoring and disposing of the Partnership's investments
                (including, but not limited to, registration expenses and brokerage, finders', custodial and other fees);

           2.1.30.2 legal, accounting, auditing and other fees and expenses directly relating to specific Portfolio Investments (including, but not limited to, expenses associated with negotiating, consummating, monitoring and disposing of the Partnership's investments); and

           2.1.30.3 extraordinary expenses of the Partnership directly relating to specific Portfolio Investments (including, but not limited to, litigation and indemnification costs and expenses, judgments and settlements), but not including the Management Fee, Organizational Expenses and those expenses described in Section
                4.1 as payable by the Management Agent.

      2.1.31 PARTNERSHIP EXPENSES NOT ALLOCABLE TO PORTFOLIO INVESTMENTS means all costs and expenses relating to the Partnership's activities and business other than Partnership Expenses Allocable to Portfolio Investments, including, but not limited to:

           2.1.31.1 legal, accounting, auditing and other fees and expenses (including, but not limited to, expenses associated with the preparation of Partnership financial statements, tax returns and forms K-1);

           2.1.31.2 extraordinary expenses of the Partnership not directly relating to specific Portfolio Investments (including, but not limited to, litigation and indemnification costs and expenses, judgments and settlements); and

           2.1.31.3  the  Management  Fee,  but  not  including   Organizational
                Expenses and those expenses described in Section 4.1 as payable by the Management Agent.

      2.1.32 PAYOUT with respect to each Limited Partner (other than a Defaulting Partner) means the time when such Limited Partner has received cumulative distributions from the Partnership (regardless of the source or character thereof) in an amount equal to its aggregate Capital Contributions. If a distribution of cash or securities causes the Partnership to reach and exceed Payout, the portion of the amount distributed which was necessary to reach Payout will be deemed to have been distributed before Payout, and any remaining amount will be deemed to have been distributed after Payout.

      2.1.33 PERSON means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      2.1.34 PORTFOLIO COMPANY means any company in which the Partnership has an investment (excluding for such purposes Holdback Securities or a Short-Term Investment).

      2.1.35    PORTFOLIO COMPANY FEES means:

           2.1.35.1 all compensation (whether in cash or securities) directly or indirectly received by the General Partner, any of its managers, any employee or agent of the General Partner, the Management
                Agent or any affiliate, principal, employee or agent of the Management Agent (but excluding any amount received by a manager of the General Partner) acting, directly or indirectly, on behalf of the Partnership from any Portfolio Company, whether as director fees, management fees, consultant fees or investment banking fees; and

           2.1.35.2 all breakup fees, litigation proceeds or commitment fees received by the General Partner or any of its managers from transactions not consummated by the Partnership (in each case, net of all amounts necessary to reimburse the General Partner, each of its managers, the Management Agent and any employee or agent of the Management Agent for all costs and expenses incurred by any of them in connection with consummated or unconsummated transactions or in connection with generating any such fees and not previously reimbursed), but not including any amount received by the General Partner, any of its managers, members, employees or agents from Portfolio Companies as reimbursement for out-of-pocket expenses directly related to such Portfolio Companies.

      2.1.36 PORTFOLIO INVESTMENTS means any investments held by the Partnership other than Short-Term Investments.

      2.1.37 PRIME RATE means, on any date, a variable rate per annum equal to the rate of interest published, from time to time by the Wall Street Journal as the "prime rate" at large U.S. money center banks.

      2.1.38    REALIZED INVESTMENT GAIN means:

           2.1.38.1 the excess, if any, of the proceeds from the sale, redemption or other disposition of any Portfolio Investments over the Basis of such Portfolio Investments; and

           2.1.38.2 the excess, if any, of the value (as determined pursuant to Section 8) of any Portfolio Investments distributed to the Partners over the Basis of such Portfolio Investments.

      2.1.39    REALIZED INVESTMENT LOSS means:

           2.1.39.1 the deficiency, if any, of the proceeds from the sale, redemption or other disposition of Portfolio Investments as compared to the Basis of such Portfolio Investments;

           2.1.39.2 the deficiency, if any, of the value (as determined pursuant to Section 9) of any Portfolio Investments distributed to the Partners as compared to the Basis of such Portfolio Investments; and

           2.1.39.3 the amount, as determined by the General Partner, by which Portfolio Investments have permanently declined in value as compared to the Basis of such Portfolio Investments.

      2.1.40    SECURITIES ACT means the Securities Act of 1933, as amended.

      2.1.41 SHORT-TERM INVESTMENT INCOME means the income earned on Short-Term Investments, including any gains and net of any losses from dispositions of Short-Term Investments and also net of any costs and expenses directly attributable thereto.

      2.1.42 SHORT-TERM INVESTMENTS means commercial paper, governmental obligations, money market instruments, certificates of deposit and other similar obligations and securities, in each case having a maturity of one year or less at the time of purchase by the Partnership.

      2.1.43 TAX DISTRIBUTIONS means distributions made to the General Partner with respect to a fiscal year equal to the amount by which the General Partner's cumulative estimated tax liabilities for the fiscal year and all prior fiscal years exceeds the aggregate amount of distributions made to the General Partner:

           2.1.43.1 with respect to all prior fiscal years; and

           2.1.43.2 with  respect to the current  fiscal year under  Section
                3.2.1.

           For this purpose, the General Partner's cumulative estimated tax liabilities means the product of the aggregate amount by which the Net Profits from Portfolio Investments included in the Carried Interest exceeds the Net Losses from Portfolio Investments included in the Carried Interest, times the highest marginal federal, state and local tax rates applicable to any of the General Partner's members and former members.

      2.1.44 TAX EXEMPT PARTNER means any Limited Partner which is exempt from income taxation under ss.501(a) of the Code.

      2.1.45 UBTI means unrelated business taxable income as defined in ss.512 and ss.514 of the Code.

2.2   DETERMINATIONS

      2.2.1An "exchange of securities" will be treated as a sale if under generally accepted accounting principles the Partnership realizes gain or loss on such exchange, in which case the Basis of the securities received in the exchange will be adjusted to take cognizance of the gain or loss from such exchange.

      2.2.2Any determination to be made based upon a specified proportion of the "Limited Partner Interests" shall be based upon the Limited Partners' Capital Contributions (less amounts returned pursuant to Section 2.3.2), excluding, for purposes of any Applicable Section (as such term is defined in Section 6.9 below) and any vote, approval or consent to the removal of the General Partner or any successor thereto and the appointment of any general partner of the Partnership under applicable law for which an election was made under Section 6.9, that portion of each Limited Partner's Capital Account which represents each such Limited Partner's Excess Interest (as such term is defined in Section 6.9); provided that for purposes of this
           Section 2.2.2 and except as set forth in Section 12.1, interests held by a Defaulting Partner shall be disregarded.

2.3   CAPITAL CONTRIBUTION COMMITMENT

      2.3.1Each Partner agrees to make cash  contributions  (pro rata based upon the Partners' respective Commitments) to the capital of the Partnership in the aggregate amount equal to its Commitment by contributing installments in cash as follows: 50% of its Commitment on the Effective Date and thereafter, upon at least 30 days notice ("Capital Call Notice"). Each Capital Contribution will be made by delivery of a check made payable to the Partnership or by means of a wire transfer of funds to an account designated by the General Partner.

      2.3.2The  General  Partner  may  cause  the  Partnership  to return to the
           Partners all or any portion of any Capital Contribution to the Partnership which is not invested in a Portfolio Company or used to pay Partnership Expenses (including Management Fees) or Organizational Expenses. Each such return of Capital Contributions shall be made pro rata among all Partners in the same proportion as the Partners made such Capital Contributions and, so long as such Capital Contributions are returned to the Partners on or before the 120th day following the date such Capital Contributions were due (as set forth in the Capital Call Notice pursuant to which such Capital Contributions were made by the Partners to the Partnership), such returned Capital Contributions may be called again by the General Partner according to the provisions of this Section 2.3 as if such returned Capital Contributions had not been previously called.

2.4   CAPITAL ACCOUNTS
      A capital account ("Capital Account") will be established for each Partner on the books of the Partnership and will be adjusted as follows:

      2.4.1CAPITAL CONTRIBUTIONS
           A Partner's Capital Contribution will be credited to its Capital Account when received by the Partnership;

      2.4.2SHORT-TERM INVESTMENT INCOME
           Except as otherwise provided in 2.4.5 below, Short-Term Investment Income earned in each quarterly period will be credited to, and Short-Term Investment Loss for each quarterly period shall be debited against, the Capital Accounts of the Partners pro rata according to their respective Partner Interests;

      2.4.3NET PROFITS FROM PORTFOLIO INVESTMENTS
           Except as otherwise provided in 2.4.5 below, for any period in which the Partnership has Net Profits from Portfolio Investments, such Net Profits from Portfolio Investments shall be credited:

           2.4.3.1 85% to the Capital Accounts of the Partners pro rata according to their respective Partner Interests; and

           2.4.3.2   15% to the Capital Account of the General Partner;

      2.4.4NET LOSS FROM PORTFOLIO INVESTMENTS
           Except as otherwise provided in 2.4.5 below, for any period in which the Partnership has Net Loss from Portfolio Investments, such Net Loss from Portfolio Investments shall be debited:

           2.4.4.1 85% against the Capital Accounts of all Partners pro rata according to their respective Partner Interests; and

           2.4.4.2   15%  against   the  Capital   Account  of  the  General
                Partner;

      2.4.5SPECIAL GENERAL PARTNER ALLOCATIONS
           Notwithstanding anything in this Section 2.4, if at any time the General Partner's Capital Account is reduced to zero, 100% of Net Loss from Portfolio Investments, Organizational Expenses and Partnership Expenses Not Allocable to Portfolio Investments ("Excess Losses") will be debited against the Capital Accounts of the Limited Partners pro rata according to their respective Partner Interests. With respect to each quarterly period thereafter 100% of Short-Term Investment Income and Net Profits from Portfolio Investments will be credited to the Capital Accounts of the Limited Partners in proportion to their respective Partner Interests, until the Excess Losses have been recouped (i.e., an amount has been allocated 100% to the Limited Partners equal to the amount of the Excess Losses), at which time the allocations of Short-Term Investment Income and Net Profits from Portfolio Investments set forth in 2.4.2 and 2.4.3 above, respectively, will be reinstated;

      2.4.6PARTNERSHIP   EXPENSES  NOT   ALLOCABLE   TO  PORTFOLIO   INVESTMENTS
           Partnership Expenses Not Allocable to Portfolio Investments will be debited against the Capital Accounts of Partners pro rata according to their respective Partner Interests. If Limited Partners are admitted subsequent to the formation of the Partnership pursuant to
           Section 6.5, the allocation of Organization Expenses and Partnership Expenses Not Allocable to Portfolio Investments will be adjusted as if the subsequently admitted Limited Partners had been admitted at the time of formation, except that the amount of interest described in Section 6.5 will be credited to and, upon payment thereof to the Management Agent, debited from the Capital Accounts of such Additional Limited Partners;

      2.4.7ORGANIZATIONAL EXPENSES
           Organizational expenses will be debited against the Capital Account of Alliance;

      2.4.8DISTRIBUTIONS DEBITED AGAINST CAPITAL ACCOUNT Any amount distributed to a Partner will be debited against such Partner's Capital Account. The General Partner normally will adjust the Partnership's Capital Accounts at the end of each quarterly period, but may adjust them more often if a new Partner is admitted to the Partnership or circumstances otherwise make it advisable in the General Partner's judgment;

      2.4.9DISTRIBUTIONS IN KIND
           If any securities are to be distributed in kind to the Partners as provided in Section 3, such securities will first be written up or down to their value (as determined pursuant to Section 8 as of the date of such distribution), thus creating Realized Investment Gain or Realized Investment Loss (if any) , which shall be allocated in accordance with Section 2.4 to the Capital Accounts of the Partners, and upon the distribution of such securities to such Limited Partners, the value of such securities shall be debited, in accordance with Section 2.4, to the Capital Accounts of the Partners.

3.    DISTRIBUTIONS

3.1   DISTRIBUTION POLICY
      The General Partner may in its sole discretion make distributions of cash or securities at any time and from time to time; provided, however, that no securities will be distributed in kind to the Partners until the earlier to occur of:

      3.1.1such time as such securities may be sold by or for the account of any Partner pursuant to Rule 144 promulgated under the Securities Act, or any successor rule; or

      3.1.2the final distribution of the assets of the Partnership to the Partners pursuant to Section 7.4.

3.2   CASH DISTRIBUTION
      At any time when Payout is not achieved, all distributions of cash shall be made to the Partners pro rata according to their Partner Interests, except that the General Partner shall also be entitled to receive Tax Distributions. At any time when Payout is achieved, all distributions of cash shall be made to the Partners in the following priority:

      3.2.1First, 100% of each distribution shall be made to the General Partner until the General Partner has received distributions pursuant to this
           Section 3.2.1, or as Tax Distributions, in aggregate amount equal to 15% of Net Profits from Portfolio Investments for the period from the Effective Date to the date of such distribution; and

      3.2.2Second, after the required distribution pursuant to 3.2.1 above, each distribution will be made to all Partners pro rata according to their respective Capital Accounts;

      provided that the amount distributed to the General Partner (other than Tax Distributions) shall in no event cause the General Partner's Capital Account to be reduced below zero and that any amount which is not distributed to the General Partner because of this provision shall be distributed to the Limited Partners pro rata according to their respective Partner Interests.

3.3   DISTRIBUTIONS IN KIND

      3.3.1Subject to the terms of Sections 3.3.2 and 7.4, all distributions of securities shall be made as follows:

           3.3.1.1 First, such securities will be distributed to the Partners pro rata according to their Partner Interests until an amount of such securities has been distributed to the Partners as has an aggregate value, as determined pursuant to Section 8, equal to the Partnership's Basis (as determined in accordance with the Code and as adjusted to reflect the effects of any transaction described in 2.2.2.1) in the total amount of such property to be distributed to the Partners pursuant to this Section 3.3.1.1 and
                3.3.1.2 below, plus all Management Fees paid by the Partnership (to the extent not previously reimbursed);

           3.3.1.2 Second, such securities will be distributed to Alliance until an amount of such securities has been distributed to Alliance as has an aggregate value equal to the Organizational Expenses paid by Alliance (to the extent not previously reimbursed); and

           3.3.1.3 Third, such securities will be distributed 85% to the Partners pro rata according to their Partner Interests and, subject to 3.3.2 below, and 15% to the General Partner.

      3.3.2At any time when Payout is not achieved,  unless  otherwise agreed by the General Partner, the Partnership shall not deliver to the General Partner, but rather will hold for the benefit of the General Partner and as security for the obligations of the General Partner pursuant to Section 7.3.3, all property otherwise to be distributed pursuant to 3.3.1.2 above ("Holdback Securities"); provided that at such time as Payout is achieved, the Partnership will immediately deliver all Holdback Securities to the General Partner. Notwithstanding the foregoing, for all purposes of this Agreement, such Holdback Securities will be deemed to have been distributed to the General
           Partner. Accordingly, e.g., the Capital Account of the General Partner will be reduced by the value of the Holdback Securities upon such distribution, such Holdback Securities will be the property of the General Partner and not of the Partnership, and there will be no adjustment to any Capital Account of any Partner on account of any change in the value of Holdback Securities subsequent to such distribution (unless and to the extent all or any portion of such Holdback Securities are contributed to the Partnership pursuant to
           Section 7.3.3). At the election of the General Partner, the Partnership will sell or exchange all or any portion of the Holdback Securities as requested by the General Partner; provided that such sale or exchange is with an unaffiliated third party and that the proceeds of such sale or exchange (net of any expenses of such sale, if the proceeds thereof are in cash) will be delivered to and held by the Partnership until Payout is achieved; and provided, further, that such proceeds will be paid to the General Partner promptly after Payout is achieved.


4.    MANAGEMENT AGENT, MANAGEMENT FEE
      AND ORGANIZATIONAL EXPENSES

4.1   MANAGEMENT AGENT
      The General Partner may cause the Partnership to appoint a Management Agent to manage the affairs of the Partnership. The General Partner shall have the duty to manage the affairs of the Partnership during any period when there is no Management Agent, and shall be entitled to receive the Management Fee payable with respect to any period during which it so manages (as well as the amounts described in 4.2.5 and 4.2.6 below) . The appointment of the Management Agent shall not in any way relieve the General Partner of its responsibilities and authority vested pursuant to
      Section 5.1. The General Partner or the Management Agent shall pay:

      4.1.1all ordinary overhead and administrative  expenses of the Partnership
           (including salaries and related benefits, rent, travel, entertainment and equipment expenses but excluding any Partnership Expenses and any Organizational Expenses reimbursable under Section 4.3) incurred by the General Partner, the Management Agent or any of their respective managers, members, agents, employees or stockholders (to the extent not borne or reimbursed by a Portfolio Company) in connection with:

           4.1.1.1   identifying      and      investigating      investment
                opportunities for the Partnership

           4.1.1.2   monitoring the Partnership's investments; and

           4.1.1.3 providing Portfolio Company reports and information to the Limited Partners; and

      4.1.2Organizational  Expenses to the extent not  reimbursed  under Section
           4.3.

4.2   MANAGEMENT FEE

      4.2.1GENERAL
           Subject to Section  4.1,  during  each  consecutive  twelve-month  or lesser period from and after the Effective Date (each such twelve-month period, a "Management Fee Year"), the Partnership will pay the Management Agent in advance, commencing with a payment on the Effective Date for the period from the Effective Date up to and including December 31, 1999, and thereafter on a quarterly basis on January 1, April 1, July 1 and October 1 of each year until final distribution of the Partnership's assets pursuant to Section 7.4 below (or as otherwise provided in Section 4.2.5 below), a fee as calculated below ("Management Fee"), as compensation for managing the affairs of the Partnership.

      4.2.2CALCULATION OF MANAGEMENT FEE
           The Management Fee shall be 1.00% of the aggregate Commitments per year for the term of the Agreement, calculated in each year including the Commitments of any Limited Partners admitted pursuant to Section
           6.5 as if made on the Effective Date. In addition, if in connection with admission of any Additional Limited Partner, any portion of the Management Fee is paid later than as specified in Section 4.2.1 above, the Management Fee will be adjusted to include, in respect of any such delayed amount, interest, from the date as of which such delayed amount was specified for payment through the date of actual payment thereof, at a rate equal to the Prime Rate plus two percentage points per annum.

      4.2.3PARTIAL YEAR
           The Management Fee in any partial year will be pro-rated on a daily basis according to the actual number of days in such period.

      4.2.4PORTFOLIO COMPANY FEES
           Portfolio Company Fees received by the General Partner, any of its general partners, any employee or agent of the General Partner, the Management Agent or any affiliate, principal, employee or agent of the Management Agent (but not by any amounts received by a manager of the General Partner), shall be deducted from the management fees paid by the Alliance Funds; provided that, with respect to Portfolio
           Company Fees comprised of stock or rights convertible into or exercisable or exchangeable for stock, so long as the recipient thereof executes and delivers to the General Partner an agreement to hold such property or the proceeds thereof for the benefit of the Management Agent, such property will not be deemed to be received, for purposes of the foregoing, and therefore will not be deducted, until such time as, and only to the extent that, the recipient thereof realizes cash proceeds with respect to such property, whether upon the sale or other transfer of such property or as distributions with respect thereto; and provided, further, that any such Portfolio Company Fees held as of the ninth anniversary of the Effective Date and not previously deemed received pursuant to this sentence will be deemed to have been received as of such date.

      4.2.5EARLY TERMINATION
           In the event of an early  termination of the Partnership  pursuant to
           Section 7.2, the Management Fee (computed pursuant to Section 4.2.2 above) will be payable to the Management Agent through the date six months after the final distribution in connection therewith.

      4.2.6ORGANIZATIONAL EXPENSES
           Alliance will pay the organizational expenses and set-up expenses of the Alliance Funds. The Alliance Funds will pay expenses directly related to the consummation of an investment whether or not consummated, the legal, custodial, and accounting expenses, and certain other related expenses of the Alliance Funds. The General Partner will pay expenses incurred in connection with investigating investment opportunities and monitoring investments, and will provide for normal operating overhead, including without limitation salaries, office space, and travel expenses for all personnel of the General Manager.

      4.2.7NO LIABILITY TO PARTNERSHIP OR PARTNERS
           Neither the Management Agent nor any shareholder, partner, director, officer, manager, member, employee, agent or affiliate of the Management Agent (nor any of their respective shareholders, partners, directors, officers, managers, members, employees, agents or affiliates) shall be liable to any Partner or to the Partnership for any action taken, or omitted to be taken, as the Management Agent, or on behalf of the Management Agent, with respect to the Partnership or for any action taken, or omitted to be taken, by the Management Agent, or any shareholder, partner, director, officer, manager, member, employee, agent or affiliate of the Management Agent (or any of their respective shareholders, partners, directors, officers, managers, members, employees, agents or affiliates), so long as such person:

           4.2.7.1   acted in good faith

           4.2.7.2 acted in a manner reasonably believed to be in the best interests of the Partnership; and

           4.2.7.3 was neither grossly negligent nor engaged in willful malfeasance.


5.    GENERAL PARTNER

5.1   MANAGEMENT AUTHORITY

      5.1.1The management of the Partnership will be vested exclusively in the General Partner, and the General Partner will have full control over the business and affairs of the Partnership. The General Partner will have the power on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings which, in its sole discretion, it deems necessary or advisable or incidental thereto, including the power to acquire or dispose of any security (including marketable securities).

      5.1.2All matters concerning:

           5.1.2.1 the allocation of Short-Term Investment Income, Current Income, Realized Investment Gain, Realized Investment Loss, Partnership Expenses, Partnership Expenses Allocable to Portfolio Investments, Partnership Expenses Not Allocable to Portfolio Investments, Organizational Expenses, Carried Interest and the distribution of net proceeds and the return of capital among the Partners, including the taxes thereon;

           5.1.2.2 accounting procedures and determinations, estimates of the amount of Management Fees payable by any Defaulting Partner or Regulated Partner; and

           5.1.2.3 other determinations not specifically and expressly provided for by the terms of this Agreement,

           shall be determined by the General Partner in accordance with its reasonable interpretation of the provisions of this Agreement, whose determination shall be final and conclusive as to all the Partners.

5.2   LIMITATION ON INVESTMENTs
      The General Partner will not invest (including guarantees of a Portfolio Company's or its subsidiary's obligations) more than 20% of the Partnership's aggregate Commitments in any one Portfolio Company without the prior written consent of Limited Partners holding 80% of the Limited Partner Interests.

5.3   UBTI
      The General Partner shall use its reasonable efforts to ensure that it does not knowingly engage in a transaction which will cause any Tax Exempt Partner to recognize UBTI as a result of its investment in the Partnership.

5.4 PERMITTED CO-INVESTMENTS BY CERTAIN LIMITED PARTNERS, THE GENERAL PARTNER AND RELATED PARTIES; DIRECTOR SHARES

      5.4.1The  General  Partner  will  not  purchase  securities  in  Portfolio
           Companies. Nothing in this Agreement will restrict the General Partner from permitting certain Limited Partners (and not necessarily all Limited Partners), managers and members of the General Partner and employees and stockholders of the Management Agent (collectively, the "Co-investors" and each individually a "Co-investor") to invest in Portfolio Companies; provided that:

           5.4.1.1 in the case of each such investment by one or more Co-investors in a Portfolio Company (a "Co-investment"), each of the Co-investors purchases, contemporaneously with the purchase by the Partnership, securities issued by such Portfolio Company which are of the same class as purchased by the Partnership (and if the Partnership purchases more than one class of securities issued by such Portfolio Company, each of such Co-investors purchases an amount of each such class in the same proportions as purchased at such time by the Partnership) at a price and on other terms which are the same as, or less favorable to the Co-investors than, the price and terms at or on which the Partnership is then purchasing securities of such Portfolio Company; provided that in no event will a Co-investor be obligated, solely on account of having made a Co-investment in a Portfolio Company, to purchase additional securities of such Portfolio Company, whether or not the Partnership subsequently does so; and

           5.4.1.2 the aggregate amounts invested by any managers and members of the General Partner in any Portfolio Company will not exceed 10% of the aggregate amount invested by the Partnership in such Portfolio Company at such time.

      5.4.2Subject to  Section  5.4.1  above,  nothing  in this  Agreement  will restrict managers, members, employees and agents of the General Partner and the Management Agent from acquiring shares of stock of Portfolio Companies, or rights convertible into or exercisable or exchangeable for any such stock, in connection with serving on the boards of directors of, or in similar capacities for, such companies. In no event will the receipt by any manager of the General Partner of stock of Portfolio Companies, or rights convertible into or exercisable or exchangeable for any such stock, be deemed to be Portfolio Company Fees.

5.5 NO TRANSFER OF GENERAL PARTNERSHIP INTEREST; NO WITHDRAWAL OR LOANS The General Partner will not sell, assign, pledge, mortgage or otherwise dispose of its General Partner interest in the Partnership and will not borrow or withdraw any amount from the Partnership.

5.6   NO LIABILITY TO LIMITED PARTNERS
      Neither the General Partner nor any manager, member, employee, agent or affiliate of the General Partner (nor any of their respective shareholders, partners, directors, officers, employees, agents or affiliates) shall be liable to any Partner or to the Partnership for any action taken, or omitted to be taken, as the General Partner, or on behalf of the General Partner, with respect to the Partnership or for any action taken, or omitted to be taken, by the General Partner, or any manager, member, employee, agent or affiliate of the General Partner (or any of their respective shareholders, partners, directors, officers, employees, agents or affiliates), so long as such person:

      5.6.1acted in good faith;

      5.6.2acted in a manner reasonably believed to be in the best interests of the Partnership; and

      5.6.3was neither grossly negligent nor engaged in willful malfeasance.

5.7   INDEMNIFICATION OF GENERAL PARTNER AND OTHERS
      The Partnership will indemnify the General Partner, each of its managers and members and their respective partners, employees, agents and affiliates, including without limitation the Management Agent and the partners, stockholders and employees of the Management Agent, against any losses, liabilities, damages or expenses (including amounts paid for reasonable attorneys fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding but excluding the amounts described in Section 4.1 as payable by the General Partner or the Management Agent) to which any of such persons may become subject in connection with the Partnership or in connection with any involvement with a Portfolio Company (including serving as an officer, director, consultant or employee of any Portfolio Company) directly or indirectly on behalf of the Partnership but, in each case, only to the extent that such person:

      5.7.1acted in good faith

      5.7.2acted in what such person believed to be in the best interests of the Partnership or the Portfolio Company (as the case may be); and

      5.7.3was neither grossly negligent nor engaged in willful malfeasance.

      The Partnership may, in the sole judgment of the General Partner, pay the expenses of any Person indemnifiable under this Section 5.7 in advance of the final disposition of any proceeding, so long as:

      5.7.4the General Partner has a good faith belief such expenses are indemnifiable; and

      5.7.5the General Partner receives a written agreement by such Person to repay the full amount advanced if there is a final determination that such Person did not satisfy the standards set forth in Sections 5.7.1 through 5.7.3 immediately above or that such Person is not otherwise entitled to indemnification as provided herein.

5.8   FORMATION OF NEW FUND OR BUSINESS ENDEAVOR
      No Limited Partner will, on account of entering into this Agreement or on account of its status as a Limited Partner of the Partnership, have any interest in the business endeavors of the other Partners other than its interest in the Partnership, and no Partner is, on account of entering into this Agreement or on account of its status as a Partner of the Partnership, restricted from entering into any future business activity, including with any other Partner; provided that the General Partner may not hereafter close the formation of a fund to invest primarily in equity securities until the time at which at least 75% of the Partners' aggregate Commitments have been invested, committed, reserved for follow-on investment, otherwise allocated for investment or used, or reserved to be used, to pay Partnership Expenses, Management Fees or Organizational Expenses.

5.9   INTEREST AS A LIMITED PARTNER
      To the extent that the General Partner acquires the interest of a Defaulting Partner or a Regulated Partner or any other Limited Partner, the General Partner will be deemed to be a Limited Partner with respect to such interest for all purposes of this Agreement.


6.    LIMITED PARTNERS

6.1   LIMITED LIABILITY
      The Limited Partners will not be personally liable for any obligations of the Partnership and will have no obligation to make contributions to the Partnership in excess of their respective Commitments specified in
      Schedule I attached hereto, except to the extent set forth in the California Partnership Act; provided that a Limited Partner shall be required to return the portion of any distribution made to it in error (i.e., a distribution inconsistent with the terms of this Agreement). The Limited Partners will take no part in the control, direction or operation of the affairs of the Partnership and will have no power to bind the Partnership.

6.2   TRANSFER OF LIMITED PARTNERSHIP INTEREST
      A Limited Partner may not sell, assign, transfer, pledge, mortgage or otherwise dispose of all or any of its interest in the Partnership (including any transfer or assignment of all or any part of its interest to a person who becomes an assignee of a beneficial interest in the Partnership even though not becoming a substitute Limited Partner) unless the General Partner has consented to such transfer or assignment in writing. For purposes of this Section 6.2, a change in any trustee or fiduciary of a Limited Partner will not be deemed to be an assignment or transfer of a limited partnership interest pursuant to this Agreement, provided any such replacement trustee or fiduciary is also a fiduciary as defined under applicable state law and provided that income and loss allocable to the Limited Partner of the Partnership will continue to be included in the same filings under the same employee identification number with the Internal Revenue Service. Accordingly, such a change in a trustee or fiduciary may be made without the prior written consent of the General Partner, provided that the Limited Partner agrees to provide prompt written notice of such change to the General Partner. The voting rights of any Limited Partner's interest shall automatically terminate upon any transfer of such interest to a trust, heir, beneficiary, guardian or conservator or upon any other transfer if the transferor no longer retains control over such voting rights and the General Partner has not consented pursuant to Section 6.2(b) to such transferee becoming a substitute Limited Partner. No consent of any other Limited Partner will be required as a condition precedent to any such transfer or substitution. As a condition to any transfer of a Limited Partnership interest (including a transfer not requiring the consent of the General Partner), the transferor and the transferee shall provide such legal opinions and documentation as the General Partner shall reasonably request; provided that if the transfer is to be made from a Limited Partner to a co-trustee or trustee as contemplated above, an officer's certificate in form reasonably satisfactory to the General Partner shall be delivered by the Limited Partner to the General Partner in lieu of such legal opinions and other documentation.

      6.2.1Notwithstanding  anything to the  contrary  contained in this Section
           6.2 or Section 6.10, a transferee or assignee will not become a substitute Limited Partner without the consent of the General Partner, in its sole discretion, and without executing and delivering to the General Partner a copy of this Agreement or amendment hereto in form and substance satisfactory to the General Partner in its sole discretion. Any substitute Limited Partner admitted to the Partnership with the consent of the General Partner will succeed to all rights and be subject to all the obligations of the transferring or assigning Limited Partner with respect to the interest to which such Limited Partner was substituted.

      6.2.2The transferor and transferee of any Limited Partner's interest shall be jointly and severally obligated to reimburse the General Partner and the Partnership for all reasonable expenses (including reasonable attorneys' fees and expenses) of any transfer or proposed transfer of a Limited Partner's interest, whether or not consummated.

      6.2.3The transferee of any Limited Partner interest shall be treated as having made all of the Capital Contributions made by, and received all of the distributions received by, the transferor of such interest.

      6.2.4Anything in this Agreement to the contrary notwithstanding, no Partnership interest shall be subdivided for sale or assignment (including any assignment of a profits and loss interest) if such subdivision results in the creation of any Partnership interest (or interest in the Partnership's profits and losses) which would have had an initial offering price smaller than the minimum amount prescribed in Internal Revenue Service rules or Treasury regulations setting forth a private-placement safe harbor under the publicly traded partnership provisions of the Code.

6.3   NO WITHDRAWAL
      Subject to the provisions of Sections 6.2, and 6.10, no Limited Partner may withdraw as a Partner of the Partnership, nor may a Limited Partner be required to withdraw, nor may a Limited Partner borrow or withdraw any portion of its Capital Account from the Partnership.

6.4   NO TERMINATION
      The substitution, death, insanity, dissolution (whether voluntary or involuntary) or bankruptcy of a Limited Partner will not affect the existence of the Partnership, and the Partnership will continue for the term of this Agreement until its existence is terminated as provided herein.

6.5   SUBSEQUENT LIMITED PARTNERS
      The General Partner may accept additional Limited Partners ("Additional Limited Partners") up to and including the three month anniversary of the Effective Date; provided that the aggregate Commitments do not at any time exceed $25,000,000. Each Additional Limited Partner will be treated as having been a party to this Agreement as of the date hereof for all purposes (including allocation of Management Fees, Organizational
      Expenses, income, profits and loss); provided that each such Additional Limited Partner shall contribute to the Partnership, on the date of its admission to the Partnership, an amount of its Commitment equal to its portion of all Capital Contributions made by the other Partners to the Partnership prior to such admission date, plus interest from the date of such earlier Capital Contributions to the date of such Additional Limited Partner's admission to the Partnership at a rate equal to the greater of:

      6.5.110% per annum: or

      6.5.2the Prime Rate plus two percentage points per annum.

      For purposes of this Section 6.5, a Limited Partner that increases its Commitment shall be treated as an Additional Limited Partner with respect to the amount by which its Commitment increased. Upon the admittance of an Additional Limited Partner or the increase in a Limited Partner's Commitment, the General Partner may modify Schedule I attached hereto to reflect such admittance or increase.

6.6   NO ERISA ENTITIES
      Investment in the Alliance Funds is not open to institutions, pension plans and other funds subject to ERISA.

6.7   INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A PARTNER

      6.7.1If the  Partnership  is obligated to pay any amount to a governmental agency or to any other person (or otherwise makes a payment) because of a Partner's status or otherwise specifically attributable to a Partner (including, without limitation, federal withholding taxes with respect to foreign partners, state personal property taxes, state unincorporated business taxes, etc.), then such Partner ("Indemnifying Partner") shall indemnify the Partnership in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payment). At the option of the General Partner, the amount to be indemnified may be charged against the Capital Account of the Indemnifying Partner and, at the option of the General Partner, either:

           6.7.1.1 promptly upon notification of an obligation to indemnify the Partnership, the Indemnifying Partner shall make a cash payment to the Partnership equal to the full amount to be indemnified (and the amount paid shall be added to the Indemnifying Partner's Capital Account but shall not be deemed a Capital Contribution hereunder); or

           6.7.1.2 the Partnership shall reduce subsequent distributions which would otherwise be made to the Indemnifying Partner until the Partnership has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution shall not further reduce the Indemnifying Partner's Capital Account).

      6.7.2A Partner's obligation to make contributions to the Partnership under this Section 6.7 shall survive the termination, dissolution, liquidation and winding up of the Partnership and, for purposes of this Section 6.7, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against each Partner under this Section 6.7, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Prime Rate plus six percentage points per annum (but not in excess of the highest rate per annum permitted by law).

6.8   SECTION 754 ELECTION
      Upon the written request of Limited Partners holding a majority of the Limited Partner Interests, the General Partner may, in the General Partner's sole discretion, make an election provided for in ss.754 of the Code, if then permitted by applicable law.

6.9   BANK HOLDING COMPANY ACT OF 1956
      With respect to any matter requiring the vote, approval or consent of Limited Partners under this Agreement, each of the Limited Partners subject to the provisions of the Bank Holding Company Act of 1956, as amended, may irrevocably elect in writing to the General Partner to terminate their rights hereunder or under applicable law (to the extent waivable) to vote, approve or consent to:

      6.9.1counsel for Partnership (as contemplated in the definition of "Opinion of the Partnership's Counsel") and any and all of the matters referred to in Sections 6.8, 7.2, 8.3 and 12.1 ("Applicable Sections") of the Agreement; and

      6.9.2the removal of the General  Partner or any successor  thereto and the appointment of any general partner of the Partnership under applicable law, with respect to such Limited Partner's interest (or any transferee thereof) in the Partnership in excess of five percent (an "Excess Interest").

      Upon the receipt by the General Partner of such irrevocable written election, each such Limited Partner so electing may not (with respect to their Excess Interest) vote on, approve of or consent to its rights under applicable law on the matters contained in the Applicable Sections referred to in such election and such election will be binding upon any successor to such Excess Interest or any portion thereof.

6.10  LIMITED PARTNER'S DEFAULT ON COMMITMENT
      If any Limited Partner (a "Defaulting Partner") fails to make full payment of any portion of its Commitment when due and such failure is not cured within ten business days after receipt by such Limited Partner of written notice from the General Partner with respect to such failure to pay, the General Partner may in its discretion undertake any one or more of the following steps:

      6.10.1 The General Partner may assist the Defaulting Partner in finding a buyer for the Defaulting Partner's Partnership interest, provided that the General Partner will have no obligation to contact any particular Limited Partner or other person with regard to such sale.

      6.10.2 The Partnership may pursue and enforce all rights and remedies the Partnership may have against such Defaulting Partner with respect thereto, including a lawsuit to collect the overdue portion of the Commitment and any other amounts due the Partnership or General Partner hereunder, with interest at a rate equal to the Prime Rate plus six percentage points (but not in excess of the highest rate per annum permitted by law).

      6.10.3 The General Partner may offer the Defaulting Partner's interest to the Partners (other than any Defaulting Partners) pro rata in accordance with their Commitments on the terms set forth below. If any Partner does not elect to purchase the entire interest offered to it, the remaining interest allocable to the Partners will be re-offered pro rata to the Partners who have purchased the entire interest offered to them until either all of such interest is acquired or no Partner wishes to make a further investment. At the closing of such purchase (on a date and at a place designated by the General Partner), each purchasing Partner shall:

           6.10.3.1 deliver a non-interest bearing, non-recourse (except to the extent of the Partnership interest purchased and the proceeds therefrom) ten-year promissory note (in a form approved by the General Partner) payable to the Defaulting Partner in an amount equal to the portion of the Defaulting Partner's Capital Account being purchased by such Partner; and

           6.10.3.2 assume the portion of the Defaulting Partner's obligation to make both defaulted and further Capital Contributions pursuant to its Commitment which is equal to the portion of the Defaulting Partner's interest being purchased by such Partner. The General Partner will handle the mechanics of making the offers set forth herein and will in its discretion impose reasonable time limits for acceptance.

      6.10.4 If the entire Defaulting Partner's interest is not purchased in the manner set forth in Section 6.10.3 above, the General Partner in its sole discretion may offer the remaining interest either:

           6.10.4.1 to a third party or parties on the same terms as originally offered to the Partners pursuant to Section 6.10.3 above (in which case such third party or parties will, as a condition of purchasing such interest, become a party to this Agreement); or

           6.10.4.2 to the Partners in the manner provided in Section 6.10.3 above, but with no requirement to assume the Defaulting Partner's obligation to make further capital contributions pursuant to its Commitment, in which case the Defaulting Partner's Commitment shall be deemed reduced (effective on the date of the default) to the amount actually paid in and the aggregate Commitments of the Partnership shall be reduced by the amount of such Defaulting Partner's remaining contributions to be made pursuant to its Commitment.

      6.10.5 In addition to, or instead of, the other remedies and undertakings available to the General Partner pursuant to this Section 6.10, the General Partner may, in its sole discretion, reduce (effective on the date of the default, after giving effect to the ten day cure period) any portion of such Defaulting Partner's Commitment (which has not been assumed by another Partner) to the amount of the Capital Contributions (which have not been purchased by another Partner) made by such Defaulting Partner (net of distributions pursuant to Section 3.2.2) and the aggregate Commitments of the Partnership shall be commensurately reduced.

      6.10.6 Notwithstanding anything contained herein to the contrary, from and after any date on which a Defaulting Partner's Commitment is reduced pursuant to Section 6.10.5 above:

           6.10.6.1 such  Defaulting  Partner  will have no right to receive any
                distributions,   except   for   distributions   made   upon  the
                Partnership's liquidation;

           6.10.6.2 such Defaulting Partner's Capital Account will not be credited with any Net Profits from Portfolio Investments or Short-Term Investment Income which shall instead be allocated to the Partners (other that any Defaulting Partners) in accordance with Sections 2.4.2 or 2.4.3, as appropriate (and as adjusted to treat the Defaulting Partner's Capital Contribution as equal to zero);

           6.10.6.3 until such Defaulting Partner's Capital Account is reduced to zero:

                6.10.6.3.1  such  Defaulting  Partner's  Capital  Account  shall continue to be debited in accordance with Section 2.4.4 for such Defaulting Partner's share of Net Loss from Portfolio Investments, Partnership Expenses Not Allocable to Portfolio Investments and Organizational Expenses as if there had been no reduction in such Defaulting Partner's Commitment or Capital Contributions; and

                6.10.6.3.2 the  Management  Fee payable by the Partners shall be calculated as if there had been no reduction in such Defaulting Partner's Commitment; and

           6.10.6.4 once such Defaulting Partner's Capital Account is reduced to zero:

                6.10.6.4.1 such  Defaulting  Partner's  Commitment  shall be reduced to zero for all purposes of the Agreement, including the calculation of the Partnership's aggregate Commitments and determination of the Management Fee: and

                6.10.6.4.2 such Defaulting  Partner shall be liable each quarter to the General Partner or Management Agent for an amount equal to its portion of the Management Fee for such quarter as if there had been no reduction in such Defaulting Partner's Commitment.

      6.10.7 No consent of any Limited Partner shall be required as a condition precedent to any transfer, assignment or other disposition of a Defaulting Partner's interest pursuant to this Section 6.10.


7.    DURATION AND TERMINATION

7.1   DURATION
      The Partnership will terminate on the tenth anniversary of the Effective Date, except that, with the consent of Limited Partners holding a majority of the Limited Partner Interests, the term of the Partnership may be extended by the General Partner for additional one-year periods (but not for more than a total of two additional years).

7.2   EARLY TERMINATION
      Limited Partners holding 80% of the Limited Partner Interests may terminate the Partnership at any time.

7.3 TERMINATION AND LIQUIDATION OF PARTNERSHIP INTEREST Upon termination, the Partnership will be liquidated in an orderly manner. The General Partner will be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement.

7.4   FINAL ALLOCATION AND DISTRIBUTION
      Upon termination of the Partnership (whether or not an early termination), the General Partner will make a final allocation of all kinds of income, loss and expense in accordance with Section 2 hereof and the Partnership's liabilities and obligations to its creditors shall be paid or adequately provided for prior to any distributions to the Partners. After payment or provision for payment of all debts of the Partnership, the remaining assets, if any, will be distributed among the Partners in accordance with the respective Capital Account balances (after giving effect to Section 2.4).


8.    VALUATION OF PARTNERSHIP ASSETS

8.1   NORMAL VALUATION
      For purposes of this Agreement, the value of any security as of any date (or in the event such date is a holiday or other day which is not a business day, as of the next preceding business day) will be determined as follows:

      8.1.1a security which is listed on a recognized securities exchange or the NMS will be valued at its last sales price or, if no sale occurred on such date, at the last "bid" price thereon;

      8.1.2a security which is traded over-the-counter (other than on the NMS) will be valued at the most recent "bid" price; and

      8.1.3all  other  securities  will be valued  on such  date by the  General
          Partner at fair market value in such manner as it may reasonably determine.

8.2   RESTRICTIONS ON TRANSFER OR BLOCKAGE
      Any security which is held under a representation that it has been acquired for investment and not with a view to public sale or distribution, or which is held subject to any other restriction, or where the size of the Partnership's holdings compared to the trading volume would affect its marketability, will be valued at such discount from the value determined under Section 8.1 above as the General Partner deems necessary to reflect properly the marketability of such security.

8.3   OBJECTION TO VALUATION
      Prior to acting upon its final valuation of any security pursuant to Sections 8.1.3 or 8.2, the General Partner shall provide the Limited Partners with notice of the General Partner's valuation of such security. If within 15 days after delivery of such notice Limited Partners holding a majority of the Limited Partner Interests deliver written notice to the General Partner objecting to the valuation of such security, then the General Partner will (at the Partnership's expense) cause an independent securities expert mutually acceptable to the General Partner and Limited Partners holding a majority of the Limited Partner Interests to review such valuation, and such expert's determination will be binding on the parties.

8.4   WRITE-DOWN TO VALUE
      Any securities which have permanently declined in value as determined by the General Partner will be written down to their value pursuant to the provisions of this Section 8 as of the date of such determination.


9.    BOOKS OF ACCOUNTS; MEETINGS

9.1   BOOKS
      The Partnership will maintain complete and accurate books of account of the Partnership's affairs at the Partnership's principal office, which books will be open to inspection by any Partner (or its authorized representative) at any time during ordinary business hours.

9.2   FISCAL YEAR
      The fiscal year of the Partnership will be the calendar year, unless otherwise determined by the General Partner.

9.3   REPORTS
      The General Partner will furnish the Limited Partners:

      9.3.1within 45 days after the end of each fiscal quarter, unaudited financial statements for such quarter and a report disclosing in summary form the status of all Portfolio Companies, and

      9.3.2within 90 days after the end of each fiscal year, unaudited financial statements for such year, valuations of the Partnership's investments as of the end of such year (including a statement of each Partner's closing Capital Account and Fair Value Capital Account balances), and the Partnership's tax return and the Limited Partners' respective forms K-1 for such year.

9.4   TAX ALLOCATION

      9.4.1The income, gains, losses,  deductions and credits of the Partnership will be allocated for federal, state and local income tax purposes among the Partners so as to reflect as nearly as possible the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts. Notwithstanding the preceding sentence, if the basis for federal income tax purposes of any property held by the Partnership differs from the basis of such property on the Partnership's books, any gain or loss arising from such property shall be allocated among the Partners so as to take into account the difference between the tax basis and the book basis of such property in any manner authorized by the Treasury Regulations under Section 704(c) of the Code and selected by the General Partner.

      9.4.2If any Partner is treated for income tax purposes as realizing ordinary income because of receipt of its Partnership interest (whether under ss.83 of the Code or any similar provisions of any law, rule or regulation or any other applicable law, rule, regulation or doctrine) and the Partnership is entitled to any offsetting deduction, the Partnership's deduction will be allocated among the Partners in such manner as to, as nearly an possible, offset such ordinary income realized by such Partner.

      9.4.3Notwithstanding any other provision of this Agreement, if a Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation ss.1.704-1(b)(2)(ii)(d)(4), (5) or
           (6) which gives rise to a negative capital account (or which would give rise to a negative capital account when added to expected adjustments, allocations or distributions of the same type), such Partner will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; provided that the Partnership's subsequent income, gains, losses, deductions and credits will be allocated among the Partners so as to achieve as nearly as possible the results that would have been achieved if this Section 9.4.3 had not been in this Agreement, except that no such allocation shall be made which would violate the provisions or purposes of Treasury Regulation ss.1.704-1(b).

9.5   ANNUAL MEETING
      Commencing in 1998, the General Partner will hold an annual general informational meeting for the Limited Partners. The General Partner will give all Limited Partners at least 30 days notice of each annual meeting.

9.6   TAX MATTERS PARTNER
      The General Partner is designated the "Tax Matters Partner" (as defined in Code ss.6231).


10.   CERTIFICATE OF LIMITED PARTNERSHIP; POWER OF ATTORNEY

10.1  CERTIFICATE OF PARTNERSHIP
      A certificate of Limited Partnership within the meaning of the California Partnership Act ("Certificate") will be prepared following the execution and delivery of this Agreement. The General Partner will cause the Certificate to be filed and recorded in the office of the Secretary of State of the State of California and, to the extent required by local law, in the appropriate place in each state in which the Partnership may hereafter establish a place of business, but the Partnership will not be obligated to provide the Limited Partners with a copy of any amendment to or restatement of the Certificate. The General Partner will also cause to be filed, recorded and published such statements, notices, certificates or other instruments required by any provision of any applicable law which governs the formation of the Partnership or the conduct of its business from time to time.

10.2  POWER OF ATTORNEY
      Each of the undersigned does hereby constitute and appoint V.R. Ranganath (so long as Mr. Ranganath is a member of the General Partner), and each person who hereafter becomes a manager of the General Partner with full power to act without the others, as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign, acknowledge and deliver or file:

      10.2.1    the Certificate;

      10.2.2    any amendment to or cancellation of the Certificate

      10.2.3 all instruments, documents and certificates which may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Partnership

      10.2.4 all instruments, documents and certificates which may be required to effectuate the dissolution and termination of the Partnership; and

      10.2.5 in the case of a Defaulting Partner any bills of sale or other appropriate transfer documents necessary to effectuate transfers of such Defaulting Partner's interest pursuant to Section 6.10 above.

      The powers of attorney granted herein will be deemed to be coupled with an interest, will be irrevocable and will survive the death, incompetence, disability or dissolution of a Limited Partner. Without limiting the foregoing, the powers of attorney granted herein will not be deemed to constitute a written consent of any Limited Partner for purposes of
      Section 12.1.


11.   RELATIONSHIP BETWEEN THE ALLINACE FUNDS AND THE PARTNERSHIP

11.1 The General Partner presently intends that the guidelines set forth in this Section 11 generally will control Co-investments and other dealings between any other Alliance Fund and the Partnership.

11.2 The Partnership will not purchase from or sell to another Alliance Fund, except with the prior approval of Limited Partners holding a majority of Limited Partner Interests.

11.3 The General Partner will decide whether the Partnership will invest in a company which meets the investment criteria of the Partnership and another Alliance Fund (as determined by the General Partner in good faith) but in which neither the Partnership nor such other Alliance Fund has previously invested. The extent to which the Partnership participates in an investment in such company (relative to the amount, if any, to be invested by another Alliance Fund) will be determined also by the General Partner in its sole discretion.

11.4 The Partnership will invest in a company in which an Alliance Fund has previously invested only upon approval of the General Partner.


12.   MISCELLANEOUS

12.1  AMENDMENTS
      This Agreement may be amended by the General Partner in any manner that does not adversely affect the rights of any Limited Partner and the General Partner shall furnish notice of any such amendment to the Limited Partners. This Agreement may also be amended by action taken by both:

      12.1.1    the General Partner; and

      12.1.2 the Limited Partners owning a majority in interest of the Capital Accounts of all the Limited Partners at the time of the amendment,

      provided that such amendment does not discriminate among the Limited Partners.

12.2  NOTICES
      All notices provided for under this Agreement shall be in writing and shall be sufficient if sent by first-class mail to the address set forth in the schedule in the files of the Partnership as of the date of such notice for the party to whom such notice is to be given.

12.3  BINDING EFFECT OF AGREEMENT
      This Agreement, including Section 10.2 hereof, shall be binding on the successors, assigns and the legal representatives of each of the Partners.

12.4  COUNTERPARTS
      This Agreement may be executed in more than one counterpart with the same effect as if the Partners executing the several counterparts had all executed one document.

12.5  GOVERNING LAW
      This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

GENERAL PARTNER:                      LIMITED PARTNER:
Alliance Venture Management, LLC      Alliance Semiconductor Corporation

By:  /s/ V.R. Ranganath               By: /s/ N.Damodar Reddy
     ----------------------------         ---------------------------
     signature of authorized              signature of authorized
     representative                       representative

V.R. Ranganath                        N. Damodar Reddy
---------------------------------     -------------------------------
printed name                          printed name

President                             President and CEO
---------------------------------     -------------------------------
title                                 title

                                   SCHEDULE I
                                LIMITED PARTNERS



Limited Partner                           Capital Contribution Commitment
----------------------------------------------------------------------------

Alliance Semiconductor Corporation          $15,000,000.00